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                                                                   Exhibit 12.13



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES CGS'S OTHER AFFILIATES COMBINED
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                 Year End.   Year End.    Year End.    Year End.
                                                                   1997        1998         1999          2000
                                                               ------------------------ ------------ -------------

Earnings:
  Pretax income (loss)                                              $ (215)     $ (249)      $ (323)      $ 151

Fixed Charges:
  Interest expense                                                   1,345       1,316        1,271         944
  Interest factor of rental expense                                      -           -            -           -
                                                               ------------------------ ------------ -------------
             Total fixed charges                                     1,345       1,316        1,271         944
                                                               ------------------------ ------------ -------------

             Total earnings                                          1,130       1,067          948       1,095

             Total fixed charges                                     1,345       1,316        1,271         944
                                                               ------------------------ ------------ -------------

                                                               ------------------------ ------------ -------------
Ratio of earnings to fixed charges                                    0.84        0.81         0.74        1.16
                                                               ------------------------ ------------ -------------

                                                               ------------------------ ------------ -------------
  Deficiency to cover fixed charges                                    215         249          323           -
                                                               ------------------------ ------------ -------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                                    -           -            -           -
             Interest factor                                           33%         33%          33%         33%
                                                               ------------------------ ------------ -------------

                         Total                                           -           -            -           -
                                                               ======================== ============ =============